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                                   EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-25363 and Registration Statement No. 333-67836 of Ark Restaurants Corp. on Form S-8 of our report dated December 7, 2001, appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended September 29, 2001.



/s/ DELOITTE & TOUCHE LLP

New York, New York
December 27, 2001